Exhibit 10.43
WAIVER, CONSENT AND FOURTH AMENDMENT AGREEMENT
This WAIVER, CONSENT AND FOURTH AMENDMENT AGREEMENT (this “Agreement”) is entered into as of this 6th day of March, 2006, by and among Digital Recorders, Inc., Digital Audio Corporation and TwinVision of North America, Inc. (collectively, “Borrowers”) and LaSalle Business Credit, LLC (“LaSalle”). Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).
RECITALS
WHEREAS, the Borrowers and LaSalle are parties to that certain Loan and Security Agreement dated as of November 6, 2003, (as amended, the “Loan Agreement”);
WHEREAS, an Event of Default occurred under Section 15(b) of the Loan Agreement as a result of the Borrowers’ failure to maintain the required EBITDA to Fixed Charge ratio for the 12-month period ended December 31, 2005 (the “Existing Default”);
WHEREAS, the Borrowers have requested that LaSalle waive the Existing Default and amend the Loan Agreement upon the terms and conditions set forth herein; and
WHEREAS, LaSalle has agreed to waive the Existing Default and amend the Loan Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Limited Consent. In the event the Borrowers receive the cash equity infusion described in Section 6 hereof on or prior to March 21, 2006, notwithstanding anything in the Loan Agreement to the contrary, absent the occurrence and continuance of an Event of Default other than the Existing Default, the Borrowers may deposit such cash in their disbursement account at Wachovia Bank and utilize such cash to pay their ordinary course expenses.
SECTION 2. Limited Waiver of LaSalle. LaSalle hereby waives the Existing Default.
SECTION 3. Amendments to Loan Agreement. The parties agree to amend the Loan Agreement as set forth in this Section 2.
(a) Section 2(a) of the Loan Agreement is hereby amended by deleting the clause (iv) and the proviso at the end of the first paragraph thereof and replacing them with the following:
(iv) such reserves as Lender elects, in its sole discretion determined in good faith, to establish from time to time, including, without limitation, a reserve of One Million Two Hundred Thousand and No/100 |CH\828654.1||

Dollars ($1,200,000.00) plus an additional Ten Thousand and No/100 Dollars ($10,000.00) per week on Friday of each week, beginning with the week ended Friday, March 3, 2006;
provided, that (x) the sum of the advances to all Borrowers with respect to clauses (ii) and (iii) above shall at no time exceed Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) and (y) the Revolving Loan Limit shall in no event exceed Three Million Eight Hundred Thousand and No/100 Dollars ($3,800,000.00) less the then- outstanding principal balance of the Term Loan (the “Maximum Revolving Loan Limit”) except as such amount may be increased or decreased by Lender, in its sole discretion.
(b) Section 4(a) of the Loan Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following: Each Loan shall bear interest at the rate of three and three quarters percent (3-3/4%) per annum in excess of the Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears.
(c) Section 10 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
10. TERMINATION.
THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL JUNE 30, 2006 (THE “ORIGINAL TERM”) UNLESS ACCELERATED PURSUANT TO SECTION 16 HEREOF. If the term of this Agreement expires, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and
(ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, each Borrower shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to such Borrower, and if such Borrower is obtaining new financing from another lender, such Borrower shall deliver such lender’s indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to such Borrower’s account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower’s account. If, during the term of this Agreement, Borrowers prepay all of the Liabilities from any source other than income from the ordinary course operations of Borrower’s business and this Agreement is terminated, Borrowers jointly and severally agree to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) three percent (3%) of the Maximum Loan Limit if such prepayment occurs two (2) years or more prior to the end of the Original Term, (ii) one and one-half percent 2
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(1-1/2%) of the Maximum Loan Limit if such prepayment occurs less than two
(2) years, but at least one (1) year prior to the end of the Original Term, or (iii) one-fourth of one percent (1/4th of 1%) of the Maximum Loan Limit if such prepayment occurs less than one (1) year prior to the end of the Original Term. (d) Section 14(b) of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with “[intentionally omitted]”. SECTION 4. Crisis Manager. Borrowers agree that it shall constitute an Event of Default under the Loan Agreement if the Borrowers cease to employ a crisis manager acceptable to LaSalle.

SECTION 5. Loan Management Fee. Commencing on the last Business Day of March 2006 and on the last Business Day of each month thereafter, Borrowers shall pay a $10,000 loan management fee to LaSalle, each of which shall be fully earned and nonrefundable when paid. Failure to pay the Loan Management Fee on the last Business Day of any month shall constitute an Event of Default under the Loan Agreement.
SECTION 6. Equity Investment. Borrowers agree that it shall constitute an Event of Default under the Loan Agreement if the Borrowers fail to receive a cash equity investment of at least $2,000,000 on or prior to March 21, 2006.
SECTION 7. Release. The Borrowers hereby release, waive and agree not to allege or otherwise pursue any defenses, counterclaims, claims, causes of action, setoffs or other rights they may have as of the date hereof against LaSalle, including, without limitation, the right, if any, to contest (a) any Event of Default which could be declared by LaSalle on the date hereof or any time hereafter, (b) any provision of the Loan Agreement, this Agreement or any Other Agreement, and/or (c) the conduct of LaSalle in administering the financing arrangements between the Borrowers and LaSalle.
SECTION 8. Representations And Warranties Of Borrowers.
Each Borrower represents and warrants that:
(a) the execution, delivery and performance by such Borrower of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms;
(b) except for the Existing Default, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and no Event of Default has occurred and is continuing; and
(c) neither the execution, delivery and performance of this Agreement or any documents and instruments delivered in connection herewith nor the consummation of the 3
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transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Borrower’s articles of incorporation, bylaws or other organizational or governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality known to any Borrower, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower or any of its subsidiaries is a party or by which any Borrower or any of its subsidiaries or any of their property is bound.
SECTION 9. Reference To And Effect Upon The Loan Agreement.
(a) Except as specifically modified herein, the Loan Agreement and the Other Agreements shall remain in full force and effect and are hereby ratified and confirmed.
(b) The execution, delivery and effectiveness of this Agreement and all documents and instruments delivered in connection herewith shall not operate as a waiver of any right, power or remedy of LaSalle under the Loan Agreement or any Other Agreement, nor constitute a waiver of any provision of the Loan Agreement or any Other Agreement, except as specifically set forth herein. Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as modified hereby.
SECTION 10. Costs And Expenses. The Borrowers agree to reimburse LaSalle for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with the negotiation, documentation and enforcement of this Agreement and all documents executed in connection herewith or otherwise contemplated hereby.
SECTION 11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.
SECTION 12. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing not included or referred to herein.
SECTION 13. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed originals for all purposes and shall be valid and binding on the parties.
SECTION 14. Recitals Incorporated. The Recitals are hereby incorporated herein by reference.

SECTION 15. Effectiveness. This Agreement shall become effective only upon the satisfaction of all of the following conditions precedent on the date hereof or on such other date as is set forth below:
(a) Agreement. Executed signature pages for this Agreement signed by LaSalle and the Borrowers shall have been delivered to LaSalle.
(b) Representations. The representations and warranties contained herein shall be true and correct in all respects.
(c) Waiver Fee. Payment by the Borrowers to LaSalle of a Waiver Fee in the amount of $25,000, which shall be fully earned and nonrefundable when paid.
SECTION 16. Jury Trial Waiver. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS IN ANY ACTION, SUIT OR PROCEEDING (WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY) COMMENCED THEREIN IN CONNECTION WITH OR WITH RESPECT TO THE LIABILITIES, THIS AGREEMENT, THE NOTES OR ANY OTHER AGREEMENTS (INCLUDING, WITHOUT LIMITATION, ANY DEFENSES OR COUNTER CLAIMS THEREIN), AND EACH BORROWER AND LASALLE WAIVE ANY RIGHT TO JURY TRIAL THAT THEY MAY NOW OR HEREAFTER HAVE UNDER ANY LAWS AND ANY OBJECTION TO VENUE IN CONNECTION THEREWITH.
IN WITNESS WHEREOF, the parties hereto hereupon set their hands as of the date first written above.
LENDER:
LASALLE BUSINESS CREDIT, INC.
By:
Name:
Title:
BORROWERS:
DIGITAL RECORDERS, INC.
By:
Name: David L Turney 06 Mar 06
Title: CEO, President, Chairman
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DIGITAL AUDIO CORPORATION
By:
Name: David L Turney 06 March 06
Title: President, Chairman
TWINVISION OF NORTH AMERICA, INC.
By:
Name: David L Turney 06 March 06
Title: President, Chairman